UNITY BANCORP, INC.
                              LETTER OF TRANSMITTAL
                            EXCHANGE OF COMMON STOCK
                                       FOR
                            8.25% SUBORDINATED NOTES
                                due April 1, 1999


Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809

            I hereby agree to exchange $________ in aggregate principal amount of the 8.25% Subordinated Notes due April 1, 1999 (the "Notes") of Unity Bancorp, Inc. (the "Company") for shares of common stock of the Company, no par value per share (the "Common Stock") at an exchange rate of 80 shares of Common Stock per $1,000 principal amount of Notes on the terms and conditions contained in the Exchange Offer Memorandum dated September 4, 1996, a copy of which has been furnished to me and read by me.

            I understand that there are substantial risks involved with an investment in the Common Stock, as described in part under the heading "Risk Factors" in the Memorandum.

            I am presenting to the Company the certificates representing my Notes with this Letter of Transmittal.

            I understand that this Letter of Transmittal is non-revocable.

            I further agree that my tender of Notes for exchange is subject to the right of the Company to reject it in whole or in part. I acknowledge that no representations have been made in connection with the Exchange Offer other than those contained in the Memorandum. I understand that the shares of Common Stock are not obligations of First Community Bank, are not bank accounts, savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation (the "FDIC").

            In connection with my investment in the Common Stock, I hereby represent to the Company as follows:

            1. I have, either alone or together with my advisors, representatives and agents, adequate business knowledge and investment experience to properly evaluate the risks of an investment in the Common Stock.

            2. I hereby acknowledge and confirm that I have had an opportunity to ask any and all questions I may have concerning the Company and its business operations and that such questions have been answered to my complete satisfaction. I also confirm that I have received all information requested by me or by my
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agents or representatives,  and that I have not relied upon any specific promise or representation as to future performance, profits, return or appreciation on my investment in the Common Stock.

            3. I represent that the shares of Common Stock being acquired hereby are being acquired by me for investment purposes only and not with a view towards, or for resale in connection with, any distribution.

            4. I acknowledge and understand that the shares of Common Stock being acquired hereby are unregistered securities under the Securities Act of 1933 and must be held indefinitely unless they are subsequently registered under the Act or an exemption from registration is available.

                    INSTRUCTIONS FOR ISSUANCE OF COMMON STOCK

            Please print or type the information set forth below. If shares of Common Stock are to be issued in more than one name, please complete the information set forth below for each name indicated. If shares of Common Stock are to be issued to a fiduciary, please specify capacity, executor, administrator, trustee, guardian, custodian, etc.

Common Stock to be issued as follows:

________________________________________  ______________________________________
PRINT/TYPE Name of Noteholder               PRINT/TYPE Name of Noteholder

________________________________________________________________________________
Residence address/City                   State        Zip Code          Phone #

________________________________________  ______________________________________
Noteholder Social Security #               Noteholder Social Security #
or Taxpayer I.D. number                    or Taxpayer I.D. number

Shares of Common Stock shall be registered as follows:

Name:___________________________________________________________________________

Address:________________________________________________________________________

Number of Shares:__________________

                  (If shares of Common Stock are to be issued in more than one name, please specify whether ownership is to be as "Tenants in Common"; "Joint Tenants with Right of Survivorship and Not as Tenants in Common"; or Under the Uniform Gift to Minors Act ["______________________ Custodian for _______________________, under the New Jersey Uniform Gifts to Minors Act"]).


________________________________________  ______________________________________
Noteholder Signature                          Noteholder Signature

(By signing, tendering Noteholder is acknowledging statements made elsewhere in this Letter of Transmittal)

Date:____________________